Exhibit 99.1

FOR IMMEDIATE RELEASE

TYME Technologies, Inc. Provides Business Update and Announces Fiscal First

Quarter 2022 Financial and Operating Results

– Completed strategic review, identifying breast cancer, second-line pancreatic cancer, high-risk sarcomas as priority clinical settings –

- Announced OASIS breast cancer trial, a multicenter Phase II single-arm, open-label study of SM-88 used with methoxsalen, phenytoin, and sirolimus (“MPS”) in metastatic HR+/HER2- breast cancer, with Georgetown University –

- Granted U.S. patent claims covering use of tyrosine-based drug delivery method to treat cancer -

–Appointed acting Chief Medical Officer Dr. Jan M. Van Tornout, and Chief Financial Officer, Frank Porfido -

– Well-capitalized position, with $101.5 million in cash and marketable securities as of Q1 FY2022 -

– Company to host live conference call and video webcast today, August 10, 2021, at 8:30 AM ET -

BEDMINSTER, N.J.—(BUSINESS WIRE) August 10, 2021—TYME Technologies, Inc. (Nasdaq: TYME) (the “Company” or “TYME”), an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™), announced financial and operating results for its fiscal first quarter ended June 30, 2021.

Fiscal First Quarter 2022 Business and Recent Highlights:

•

Completed strategic review and identified clinical priorities with a focus on metastatic hormone receptor positive, human epidermal growth factor receptor 2 negative (“HR+/HER2-”) breast cancer, second-line pancreatic cancer and sarcomas as well as biomarker and mechanism of action (“MOA”) studies.

•

Granted U.S. patent claims covering use of tyrosine-based drug delivery method to treat cancer. This early-stage technology, if proven, could provide TYME an opportunity to expand its current cancer-metabolism based approach with a drug delivery platform that aims to deliver toxic therapies in a targeted manner to offer improved safety and efficacy for a range of anticancer drugs.

•

Commenced a comprehensive biomarker initiative across several leading institutions, including Mayo Clinic and Georgetown University and the global drug development company Evotec. These studies have the potential to provide valuable information to help guide our future clinical development. In April 2021, Mayo Clinic established multiple human pancreatic organoid models.

•

Presented interim clinical data from the Phase II HopES Sarcoma trial at the 2021 American Society of Clinical Oncology (“ASCO”) General Meeting. The Company expects enrollment of this trial to be completed this fiscal year.

•	Strengthened leadership team with the appointments of biopharmaceutical veterans, Dr. Jan M. Van Tornout as Acting Chief Medical Officer, and Frank Porfido as Chief Financial Officer.

“It was an active and productive fiscal first quarter at TYME. Having completed our comprehensive strategic review, we believe we are now better positioned with a more diversified pipeline and larger addressable market opportunities. We welcomed Dr. Van Tornout and Mr. Porfido to the leadership team and look forward to their contributions as we embark on a host of promising clinical initiatives. Importantly, we have been able to implement these strategies without increasing our projected clinical spend,” stated Richie Cunningham, Chief Executive Officer of TYME.

“Looking ahead, we believe the recently granted patent on our drug delivery technology and the announcement of the Phase II OASIS breast cancer trial with Georgetown University are exciting opportunities for TYME that help position us for meaningful achievements ahead,” concluded Cunningham.

First Quarter Fiscal 2022 Financial Results

As of the first quarter ended June 30, 2021, the Company had approximately $101.5 million in cash and marketable securities, compared to $107.5 million as of the fourth quarter ended March 31, 2021. In the first quarter, the Company invested approximately $74.1 million in a portfolio of highly liquid investments and marketable securities with the primary objectives of preserving capital and diversifying risk, while maintaining sufficient liquidity to meet cash flow requirements.

TYME’s operational cash burn rate for the first quarter of fiscal year 2022 was $6.0 million compared to $5.2 million for the fourth quarter of fiscal year 2021 and $6.7 million for the first quarter of fiscal 2021. The burn rate was below the Company’s previous projections and reflects expenses associated with ongoing clinical trials in pancreatic cancer (Precision Promise) and sarcoma cancers (HopES), as well as reduced costs associated with our discontinued pancreatic cancer trial, 88-Panc-Part II.

Based on the Company’s active clinical trials including OASIS, our new investigator-initiated open-label Phase II breast cancer trial, ongoing and close out costs related to our discontinued pancreatic cancer study, the upcoming pre-clinical studies in biomarker and mechanism of action research of SM-88 and TYME-19 pre-clinical studies; TYME continues to anticipate that its quarterly cash usage or “cash burn rate” will range from $6.0 to $8.0 million per quarter for the remainder of fiscal year 2022.

Net loss was $5.9 million for the first quarter ended June 30, 2021, or a net loss per basic and diluted share of ($0.03), as compared to a net loss of $8.8 million for the first quarter ended June 30, 2020, or a net loss per basic and diluted share of ($0.07). The decrease was substantially due to the year over year variance in the change in value of the warrant liability compared to prior years’ gain on the warrant exchange and decreased operating costs. The reduction in operating costs primarily reflected lower ongoing trial costs and employee related expenses. Adjusted net loss for the three months ended June 30, 2021, was $6.0 million, or an adjusted net loss per share of ($0.03), compared to adjusted net loss of $6.7 million, or an adjusted net loss per share of ($0.05), for the three months ended June 30, 2020, after adjusting for the change in fair value of warrant liability, amortization of employees, directors and consultants stock options, and the prior year’s gain on warrant exchange. Adjusted net loss and adjusted net loss per share are non-GAAP measures. See “Use of Non-GAAP Measures” below for a reconciliation to the comparable GAAP measures.

TYME has reported its full financial results for the quarter ended June 30, 2021 in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”). TYME’s 10-Q is located in the SEC filings section of the Company’s website.

Conference Call and Webcast Details

Date:	Tuesday, August 10, 2021

Time:	8:30 AM ET

Toll-free (U.S.)	(866) 601-3896

International	(636) 812-6499

Conference ID	4276767

The webcast will be accessible on the Events & Presentations page of the Investors section of the TYME website, tymeinc.com, and will be archived for 90 days following the event.

Use of Non-GAAP Measures

Adjusted net loss and adjusted net loss per share as presented in this report are non-GAAP measures. The adjustments relate to the change in fair value of warrant liability, amortization of employees, directors and consultants stock options and gain on warrant exchange. These financial measures are presented on a basis other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). In the reconciliation tables that follow, we present adjusted net loss and adjusted net loss per share, reconciled to their comparable GAAP measures, net loss and net loss per share. These items are adjusted because they are not operational or because they are significant noncash charges and management believes these adjustments are meaningful to understanding the Company’s performance during the periods presented. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP. Our definitions of adjusted net loss and adjusted loss per share may not be comparable to similar measures reported by other companies.

About TYME Technologies, Inc.

TYME is an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™) that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system. The Company is currently focused on developing its novel compound, SM-88. The Company believes that early clinical results demonstrated by SM-88 in multiple advanced cancers, including pancreatic, prostate, sarcomas and breast, reinforce the potential of our emerging CMBT™ pipeline.

For more information about the Company, visit www.tymeinc.com and connect on Facebook, LinkedIn, and Twitter.

About SM-88

SM-88 is an oral investigational modified proprietary tyrosine derivative that is believed to interrupt the metabolic processes of cancer cells by breaking down the cells’ key defenses and leading to cell death through oxidative stress and exposure to the body’s natural immune system. Clinical trial data have shown that SM-88 has demonstrated encouraging tumor responses across 15 different cancers, including pancreatic, lung, breast, prostate and sarcoma cancers with minimal serious grade 3 or higher adverse events. SM-88 is being evaluated in an adaptive randomized Phase 2/3 clinical trial for patients with second-line pancreatic cancer. The Company also anticipates beginning enrollment in a Phase II study evaluating SM-88 in breast cancer (HR+/HER2-) in the third quarter of calendar year 2021, as well as continuing enrollment of a Phase II study in high-risk metastatic sarcomas. SM-88 is an investigational therapy that is not approved for any indication in any disease.

Learn more.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88 and TYME- 18) and their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned preclinical or clinical trials, including the proposed TYME-19 proof-of-concept study, preliminary data results and the therapeutic design and mechanisms of our drug candidates. The words “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “anticipates,” and similar expressions (including their use in the negative) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by discussions of future matters such as: the effect of the novel coronavirus (COVID-19) pandemic and the associated impact on the national and global economy as well as impacts on the Company’s ongoing clinical trials and ability to analyze data from those trials; the cost of development and potential commercialization of our lead drug candidate and of other new product candidates; expected releases of interim or final data from our clinical trials; possible collaborations; the timing, scope, status, objectives of our ongoing and planned trials; the success of management transitions and strategic initiatives; and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations and projections which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to: the severity, duration, and economic impact of the COVID-19 pandemic; our ability to achieve the intended benefits of our strategic initiatives; that certain information is of a preliminary nature and may be subject to change; uncertainties inherent in the cost and outcomes of research and development, including the cost and availability of acceptable-quality clinical supply, and in the ability to achieve adequate start and completion dates, as well as uncertainties in clinical trial design and patient enrollment, dropout or discontinuation rates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final data from any clinical trials may differ from prior or preliminary study data or analyses and may not support further clinical development; and that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 or other drug candidates may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88 or other drug candidates; the ability of TYME and its collaborators to develop and realize collaborative synergies; competitive developments; and the factors described in the section captioned “Risk Factors” of TYME’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the U.S. Securities and Exchange Commission on June 10, 2021 as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission available at www.sec.gov.

The information contained in this press release is as of its release date and TYME assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: Tyme Technologies, Inc.

Financial Tables Follow

Tyme Technologies, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,
	2021	2020
Revenues	$—	$—
Operating expenses:
Research and development	4,184,411	4,715,295
General and administrative (including $115,000 and $203,000 of related party legal expenses, respectively)	2,468,159	3,057,072

Total operating expenses	6,652,570	7,772,367

Loss from operations	(6,652,570)	(7,772,367)
Other income (expense):
Change in fair value of warrant liability	725,143	(3,263,271)
Gain on warrant exchange	—	2,228,697
Other income	19,523	10,502
Interest expense	(21,259)	(29,376)

Total other income (expense)	723,407	(1,053,448)

Net loss	$(5,929,163)	$(8,825,815)

Basic and diluted loss per common share	$(0.03)	$(0.07)

Basic and diluted weighted average shares outstanding	172,205,452	124,582,014

Statements of Comprehensive Loss
Net loss	$(5,929,163)	$(8,825,815)
Other comprehensive loss
Unrealized loss on marketable securities	(33,842)	—

Comprehensive loss	$(5,963,005)	$(8,825,815)

Reconciliation of Net Loss to Adjusted Net Loss

	Three Months Ended June 30,
	2021	2020
Net loss (GAAP)	$(5,929,000)	$(8,826,000)
Adjustments:
Change in fair value of warrant liability	(725,000)	3,263,000
Amortization of employees, directors and consultants stock options	644,000	1,069,000
Gain on warrant exchange	—	(2,229,000)

Adjusted net loss (non-GAAP)	$(6,010,000)	$(6,723,000)

Reconciliation of Net Loss Per Share to Adjusted Net Loss Per Share

	Three Months Ended June 30,
	2021	2020
Net loss per share (GAAP)	$(0.03)	$(0.07)
Adjustments:
Change in fair value of warrant liability	*	0.03
Amortization of employees, directors and consultants stock options	*	0.01
Gain on warrant exchange	—	(0.02)

Adjusted net loss per share (non-GAAP)	$(0.03)	$(0.05)

*	The effect of the change in fair value of the warrant liability was negligible to the adjusted net loss per share.